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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CAREER EDUCATION CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAREER EDUCATION CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
May 20, 2005

NOTICE AND PROXY STATEMENT

April 21, 2005

Dear Stockholder:

        On behalf of the Board of Directors, I cordially invite you to attend the 2005 Annual Meeting of Stockholders of Career Education Corporation to be held at the Chicago Marriott Northwest, 4800 Columbine Boulevard, Hoffman Estates, Illinois on May 20, 2005 at 3:00 p.m., Central Daylight Time. The formal notice of the Annual Meeting appears on the following page.

        The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. During the Annual Meeting, stockholders will view a presentation by CEC's management and have the opportunity to ask questions.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

        We look forward to seeing you on May 20, 2005 and urge you to return your proxy card as soon as possible.

Sincerely,

JOHN M. LARSON Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2005

To the Stockholders of
Career Education Corporation:

        The Annual Meeting of Stockholders of Career Education Corporation will be held at 3:00 p.m., Central Daylight Time, on May 20, 2005, at the Chicago Marriott Northwest, 4800 Columbine Boulevard, Hoffman Estates, Illinois, for the following purposes:

  (1)
  To elect three Class I directors to CEC's Board of Directors;

  (2)
  To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent auditors of CEC's financial statements for the year ended December 31, 2005;

  (3)
  To vote on three additional stockholder proposals, as described herein, if properly presented at the meeting; and

  (4)
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on March 22, 2005 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

PATRICK K. PESCH Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Hoffman Estates, Illinois
April 21, 2005

All stockholders are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed BLUE proxy card and return it promptly in the enclosed postage paid envelope furnished for that purpose.

Career Education Corporation
2895 Greenspoint Parkway
Suite 600
Hoffman Estates, Illinois 60195
(847) 781-3600

PROXY STATEMENT

        The accompanying BLUE proxy is solicited by the Board of Directors of Career Education Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at 3:00 p.m., Central Daylight Time, Friday, May 20, 2005, at the Chicago Marriott Northwest, 4800 Columbine Boulevard, Hoffman Estates, Illinois, and any adjournments thereof. This Proxy Statement and accompanying form of BLUE proxy were first released to stockholders on or about April 25, 2005.

        Record Date and Outstanding Shares—The Board of Directors has fixed the close of business on March 22, 2005, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, CEC had outstanding 102,656,584 shares of Common Stock, par value $0.01 per share (the "Common Stock"). Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

        Voting of Proxies—Thomas B. Lally and John M. Larson, the persons named as proxies on the BLUE proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Lally and Larson are directors and Mr. Larson is an officer of CEC. Each executed and returned BLUE proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such BLUE proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of CEC of either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting. The delivery of a duly executed BLUE proxy card revokes all previous proxies given to vote at the Annual Meeting, or any adjournment or postponement thereof.

        Required Vote—A plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominees for directors. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to (1) ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent auditors of CEC's financial statements for the year ended December 31, 2005, and (2) approve each of the stockholder proposals. Each stockholder will be entitled to vote the number of shares of Common Stock held as of the Record Date by such stockholder for the number of directors to be elected. Stockholders will not be allowed to cumulate their votes in the election of directors.

        Quorum; Abstentions and Broker Non-Votes—The required quorum for transaction of business at the Annual Meeting will be a majority of the shares issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

        Broker non-votes are proxies received by CEC from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Brokers who hold shares in "street name" have the authority to vote on certain routine matters on which they have not received voting instructions from beneficial owners. Brokers do not have discretionary authority to vote shares held in "street name" on non-routine matters on which they have not received voting instructions from beneficial owners. Because the matters proposed by the Company to be acted upon at the Annual Meeting are deemed to be routine, brokers holding shares in "street name" who do not receive voting instructions are entitled to vote on all matters set forth on the Company's BLUE proxy card. The Company believes that the three stockholder proposals described in "Miscellaneous and Other Matters—Other Business" will be considered non-routine and, therefore, if proxies are solicited for such proposals, brokers holding shares in "street name" who do not receive voting instructions will not have the authority to vote on such proposals. Stockholders are advised to forward their voting instructions promptly, so as to afford brokers sufficient time to process such instructions.

        Stockholder List—A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of, and number of shares registered in the name of, each stockholder, will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, commencing May 4, 2005 and continuing through the date of the Annual Meeting, at the principal offices of CEC, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195.

        Form 10-K and Summary Annual Report to Stockholders—CEC's Form 10-K and Summary Annual Report to Stockholders for the year ended December 31, 2004, containing financial and other information pertaining to CEC, are being furnished to stockholders with this Proxy Statement.

PROPOSAL 1
ELECTION OF DIRECTORS

        CEC's Board of Directors consists of seven directors. Article V of CEC's Amended and Restated Certificate of Incorporation, as amended, provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, three Class I directors will be elected, each for a term of three years expiring at CEC's 2008 Annual Meeting of Stockholders. Each of the nominees is presently serving as a director of CEC. The Board of Directors recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as directors of CEC. See "Nominees" below.

        The four directors whose terms of office do not expire in 2005 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See "Other Directors" below.

        If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named as proxies on the BLUE proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any of the nominees will be unable or decline to serve as a director if elected.

NOMINEES

        The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

Name	Age	Position With Company	Served as Director Since
Dennis H. Chookaszian(1)(2)	61	Director	2002
Robert E. Dowdell(3)	59	Director	1994
Patrick K. Pesch	48	Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and Director	1995

(1)
Member of the Audit Committee.
(2)
Member of the Nominating and Governance Committee.
(3)
Member of the Compensation Committee.

        Dennis H. Chookaszian has been a Director of CEC since October 2002. Mr. Chookaszian was formerly the Chairman and Chief Executive Officer of CNA Financial Corporation ("CNA"). During his 25-year career with CNA, Mr. Chookaszian held several management positions at the business unit and corporate levels. In 1992, he was named Chairman and Chief Executive Officer of CNA Insurance Companies and in 1999 he became Chairman of the executive committee of CNA. Mr. Chookaszian retired from CNA in 2001. From 1999 until 2001, Mr. Chookaszian served as Chairman and Chief Executive Officer of mPower, Inc., a financial advice provider focused on the management of 401(k) plans online. Mr. Chookaszian is a director of Marshall & Swift, L.P., a database software company, Sapient Corporation, a business and technology consultancy, Insweb Corporation, an on-line insurance provider and Chicago Mercantile Exchange Holdings, Inc. Mr. Chookaszian received certification as a public accountant in 1971.

        Robert E. Dowdell has been the Lead Director since July 2004 and a Director of CEC since its inception in January 1994. From 1984 to 1988, Mr. Dowdell served as President of National Education Centers, Inc., a subsidiary of National Education Corporation, Inc. ("NEC"). From 1989 to present, Mr. Dowdell has served as Chief Executive Officer and as a director of Marshall & Swift, L.P. Mr. Dowdell is also the General Partner of RGD Partners, L.P., an investment business.

        Patrick K. Pesch has been a Director of CEC since 1995. Mr. Pesch has served as Chief Financial Officer and Treasurer of CEC since October 1999 and as Assistant Secretary since April 2005. In addition, Mr. Pesch served as Secretary of CEC from May 2000 until April 2005 and as Executive Vice President of CEC since May 2001. From October 1999 until May 2000, Mr. Pesch served as Assistant Secretary of CEC, and from October 1999 until May 2001, he served as Senior Vice President of CEC. From 1992 until joining CEC, Mr. Pesch served as a Senior Vice President of Heller Financial, Inc. ("HFI") and also as an officer of Heller Equity Capital Corporation ("HECC"), managing a portfolio of loan and equity investments. Mr. Pesch joined HFI in 1985 as head of the internal audit function and served in a number of positions, including senior credit officer for Heller Corporate Finance. Previously, he was an audit manager with Arthur Young & Company (currently Ernst & Young LLP). Mr. Pesch received a Bachelor of Science of Commerce degree from DePaul University and is a certified public accountant.

        The Board of Directors recommends that stockholders vote FOR all of the nominees for election as Class I Directors.

OTHER DIRECTORS

        The following persons will continue to serve as directors of CEC after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified.

Name	Age	Position with Company	Served as Director Since	Term Expires
Thomas B. Lally(1)(2)(3)	61	Director	1998	2007
John M. Larson	53	Chairman, President, Chief Executive Officer and Director	1994	2007
Wallace O. Laub(2)(3)	80	Director	1994	2006
Keith K. Ogata(1)(3)	50	Director	1998	2006

(1)
Member of the Audit Committee.
(2)
Member of the Compensation Committee.
(3)
Member of the Nominating and Governance Committee.

        Thomas B. Lally has been a Director of CEC since January 1998. Prior to his retirement in October 2001, Mr. Lally was the President of HECC since August 1995, an Executive Vice President of HFI and Chairman of HFI's Executive Credit Committee since April 1995, with direct responsibility for the asset quality oversight of HFI's portfolio of loan and equity investments. Mr. Lally joined HFI in 1974.

        John M. Larson has served as President, Chief Executive Officer and a Director of CEC since its inception in January 1994 and as Chairman since January 2000. Mr. Larson served as Secretary of CEC from January 1994 through May 2000. From July 1993 until CEC's formation, Mr. Larson served as a consultant to HECC, working with HECC to establish CEC. From January through May 1993, Mr. Larson served as the Eastern Regional Operating Manager of Educational Medical, Inc., a provider of career-oriented post-secondary education. From 1989 until November 1992, Mr. Larson served as the Senior Vice President of College Operations of Phillips Colleges, Inc., overseeing a nationwide system of 58 schools, which offered a wide range of academic programs. From March through September 1989, he served as Senior Vice President of Operations for the Geneva Companies, a mergers and acquisitions firm. From 1980 to 1989, Mr. Larson was Vice President of Marketing at National Education Centers, Inc., a subsidiary of NEC, where he managed the entire admissions program, including marketing and advertising efforts, with a team of approximately 500 employees. Mr. Larson has also served in marketing positions with DeVry Inc., at its Chicago and Kansas City campuses. Mr. Larson received a Bachelor of Science degree in Business Administration from the University of California at Berkeley and has completed the Executive Management Program at Stanford University. In 2000, Mr. Larson was named the Ernst & Young LLP Entrepreneur of the Year of the Illinois and Northwestern Indiana region in the service category.

        Wallace O. Laub has been a Director of CEC since October 1994. Mr. Laub was a co-founder of NEC, where he served as Executive Vice President and director from 1955 to 1993. From 1981 to 1990, Mr. Laub served as a director of the Distance Education Training Council, a trade association and accrediting agency for distance education companies. Mr. Laub is now retired.

        Keith K. Ogata has been a Director of CEC since January 1998. Mr. Ogata is currently President of, and a private investor in, 3-K Financial Corporation, a private investment company. From 1996 to 1998, Mr. Ogata served as President of National Education Centers, Inc., a subsidiary of NEC. From 1990 to 1998, he served as Vice President, Chief Financial Officer and Treasurer of NEC, with responsibility for finance, accounting, treasury, tax, mergers and acquisitions, human resources, investor and public relations and information systems.

        Director Compensation—During 2004, each director of CEC who was not an employee or consultant of CEC (the "Outside Directors") was paid an annual fee of $18,000 for his service as a director, $1,000 for each Board of Directors meeting attended and $500 for each Board Committee meeting attended. Each Committee chairman received an additional fee of $500 per Committee meeting attended. In addition, each Outside Director was granted stock options to purchase 24,000 shares of Common Stock at the fair market value of the Common Stock, as determined by a committee appointed by the Board of Directors, on May 21, 2004, the date of last year's annual stockholders meeting. Each Outside Director will also be granted an option to purchase 24,000 shares of Common Stock on the date of each regular annual stockholders meeting thereafter if such director is elected at such meeting to serve as an Outside Director or continues to serve as an Outside Director. One-third of the options granted to Outside Directors vest on the grant date and on each of the first two anniversaries of the grant date. All options granted to Outside Directors are exercisable for ten years. All Outside Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors and Committee meetings.

        Meetings—During the year ended December 31, 2004, the Board of Directors held nineteen (19) meetings. Each director attended at least 75% of the aggregate number of Board of Directors meetings held and the total number of Committee meetings on which he served that were held during 2004. Directors are expected to attend the Annual Meeting, absent unusual circumstances, although CEC has no formal policy on the matter. Each member of the Board of Directors attended the 2004 Annual Meeting.

        Committees of the Board of Directors—The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each comprised entirely of directors who are "independent" as that concept is defined in the corporate governance listing requirements applicable to companies whose securities are listed on The Nasdaq National Market (referred to herein as the "Nasdaq listing standards"). The members of the Audit Committee are Messrs. Ogata (Chairman), Chookaszian and Lally. The members of the Compensation Committee are Messrs. Dowdell (Chairman), Lally and Laub. The members of the Nominating and Governance Committee are Messrs. Lally (Chairman), Chookaszian, Laub and Ogata.

        The Audit Committee generally has direct responsibility for appointing, compensating, retaining and overseeing the work of any independent auditors of CEC, selecting and reviewing the plan and scope of the annual audit, reviewing CEC's audit and control functions, reviewing and pre-approving audit and permissible non-audit services, reporting to the full Board of Directors regarding all of the foregoing and carrying out the other responsibilities set forth in its charter. The Audit Committee is comprised solely of directors who meet all the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002, and the Nasdaq listing standards. The Board of Directors has determined that each of Mr. Chookaszian and Mr. Ogata is an "audit committee financial expert," as that term is defined in the Securities and Exchange Commission ("Commission") rules adopted pursuant to the Sarbanes-Oxley Act of 2002. During the year ended December 31, 2004, the Audit Committee held fourteen (14) meetings. See "Report of the Audit Committee of the Board of Directors."

        The Compensation Committee generally has responsibility for recommending to the Board of Directors guidelines and standards relating to the determination of executive compensation, reviewing CEC's executive compensation policies and reporting to the Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering CEC's stock option plans, determining the number of options to be granted to CEC's employees and consultants pursuant to the plans, determining the number of options to be granted to our executive officers pursuant to such plans and reporting to the Board of Directors regarding the foregoing. During the year ended December 31, 2004, the Compensation Committee held four (4) meetings. See "Report of the Compensation Committee of the Board of Directors."

        The Nominating and Governance Committee generally has responsibility for identifying candidates who are eligible under the qualification standards set forth in CEC's Corporate Governance Guidelines to serve as members of the Board of Directors. It also makes recommendations to the Board of Directors concerning the structure and membership of other Board committees. The Nominating and Governance Committee is also charged with considering matters of corporate governance generally and reviewing and recommending to the Board, periodically, CEC's corporate governance principles. During the year ended December 31, 2004, the Nominating and Governance Committee held six (6) meetings.

        Corporate Governance Guidelines—In October 2004, the Board of Directors adopted Corporate Governance Guidelines to assist the Board of Directors in fulfilling its responsibility to exercise its business judgment to act in what it believes to be the best interest of CEC's stockholders. The Corporate Governance Guidelines are attached hereto as Exhibit A, and are posted on the Company's website, www.careered.com, under the caption "Investor Relations."

        Lead Director—The Outside Directors have designated Robert E. Dowdell as the Lead Director. In his capacity as Lead Director, Mr. Dowdell presides at all executive sessions of the Outside Directors. Executive sessions are held at least two times per year.

        Code of Ethics and Code of Business Conduct and Ethics—In October 2003, the Board of Directors adopted a Code of Ethics that is specifically applicable to the Company's executive officers and senior financial officers, including its principal executive officer, its principal financial officer, its principal accounting officer and controller. The Code of Ethics is posted on the Company's website, www.careered.com, under the caption "Investor Relations." CEC has also adopted a revised Code of Business Conduct and Ethics in order to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which the Company is subject. The revised Code of Business Conduct and Ethics is applicable to all of CEC's employees, officers and directors, and is posted on the Company's website, www.careered.com, under the caption "Investor Relations."

        Nominating Procedures—As described above, the Company has a standing nominating committee. The Nominating and Governance Committee's charter is posted on the Company's website, www.careered.com, under the caption "Investor Relations."

        The Nominating and Governance Committee considers many factors when considering candidates for the Board and strives for the Board to be comprised of directors with a variety of experience and backgrounds, who have high-level managerial experience in a complex organization, and who represent the balanced interest of stockholders as a whole rather than those of special interest groups. Other important factors in Board composition include strength of character, mature judgment, specialized expertise, relevant technical skills, diversity, level of education, broad-based business acumen, experience and understanding of strategy and policy-setting and the extent to which the candidate would fill a present need on the Board. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Governance Committee.

        In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a Nominating and Governance Committee recommended nominee. However, the Nominating and Governance Committee does believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. In the case of current directors being considered for renomination, the Nominating and Governance Committee will also take into account the director's history of attendance at meetings of the Board of Directors or its Committees, the director's tenure as a member of the Board of Directors, and the director's preparation for and participation in such meetings.

        The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the proposal. The Nominating and Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year. Candidates are recommended to the Board of Directors after consultation with the Chairman of the Board.

        Stockholders who wish to suggest qualified candidates should write to the Office of the Secretary, Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating and Governance Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of the stockholders of the Company must comply with the Company's Amended and Restated By-laws ("By-laws") regarding stockholder proposals and nominations. See "Proposals of Stockholders" contained herein.

        Communications with the Board of Directors—Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to CEC Board of Directors, c/o The Office of the Secretary, Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195. The Office of the Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed. From time to time, the Board of Directors may change the process by means of which stockholders may communicate with the Board or its members. Please refer to CEC's website, www.careered.com, for any changes in this process.

EXECUTIVE OFFICERS

        Set forth below is a table identifying the executive officers of CEC who are not identified in the tables entitled "Election of Directors—Nominees" or "—Other Directors."

Name	Age	Position
Janice L. Block	42	Senior Vice President, General Counsel and Secretary
Stephen C. Fireng	36	President, Online Education Group
Jacob P. Gruver	50	Group President of Colleges East and West, and Universities Division
Paul R. Ryan	54	Group President of Academy, Culinary and Health Education East and West Divisions
Kenneth D. Shore	45	Group President of Gibbs Division
Steven B. Sotraidis	58	Executive Vice President of Administration
Todd H. Steele	42	President of International and Startup Divisions, Executive Vice President of Strategic Planning and Development

        Janice L. Block was appointed as Senior Vice President, General Counsel and Secretary of CEC, effective April 18, 2005. From February 2004 until joining CEC, Ms. Block was a partner in the law firm of Greenberg Taurig, LLP. Ms. Block served as an independent consultant to Microsoft Corporation from 2002 to 2004, and as Microsoft Corporation's Central Region Counsel from 1998 until 2002. Ms. Block received a Bachelor of Arts degree, magna cum laude, from Princeton University, a Master's of Science degree in Journalism from Northwestern University, and a Juris Doctor degree from Columbia University School of Law.

        Stephen C. Fireng has served as President of the Online Education Group since February 2005. Mr. Fireng formerly served as Senior Vice President of Marketing and Admissions of the Online Education Group between June 2003 and January 2005, Vice President of Marketing and Admissions of the Online Education Group between September 2001 and June 2003, CEC's National Director of Admissions between October 2000 and September 2001, CEC's Regional Director of Admissions between October 1999 and October 2000, and Director of Admissions at Collins College between May 1996 and October 1999. Mr. Fireng held positions including Placement Director and Admissions Advisor at Collins College from June 1991 until joining CEC upon its acquisition by CEC in 1994. Mr. Fireng received a Bachelor of Science degree in Business Administration from Northern Arizona University.

        Jacob P. Gruver has served as Group President of Colleges East and West, and Universities Division since October 2003. Mr. Gruver formerly served as President of the Colleges, Schools and Universities Group of CEC between January 2003 and October 2003. Prior to this, Mr. Gruver served as Executive Vice President of Operations of CEC between May 2001 and January 2003, Senior Vice President of Operations of CEC from October 1999 until May 2001, and as a Managing Director of CEC between May 1997 and October 1999. From August 1994 until May 1997, Mr. Gruver served as the Director of Finance for CEC. From 1989 until joining the corporate management team at CEC, Mr. Gruver was Vice President and Controller of Wyoming Technical Institute in Laramie, Wyoming. From 1978 until 1989, Mr. Gruver audited career-oriented schools and other clients at a regional public accounting firm. Mr. Gruver received a Bachelor of Science degree in Accounting from National College and is a certified public accountant.

        Paul R. Ryan has served as Group President of Academy, and Culinary Divisions since October 2003 and Group President of Health Education East and West Divisions since October 2004. Mr. Ryan formerly served as Senior Vice President of Operations for the Colleges, Schools and Universities Group since April 2003. From October 2001 to April 2003, Mr. Ryan was the Vice President and Managing Director of the Culinary Division. From March 2000 to October 2001, Mr. Ryan was the President of California Culinary Academy. Before joining CEC in 2000, Mr. Ryan was the Vice President of Food and Beverage Operations for the Promus Hotel Corporation from November 1997 to December 1999. Mr. Ryan received an Associate's degree in Hotel Administration from Allegheny College and also served in the United States Army in Vietnam.

        Kenneth D. Shore has served as Group President of the Gibbs Division since September 2004. Mr. Shore previously served as Managing Director of the Startup Division between November 2002 and September 2004, and Campus President of Orlando Culinary Academy between early 2002 and November 2002. Before joining CEC in 2002, Mr. Shore served as General Manager of The Yarrow Resort Hotel and Conference Center, a resort owned and operated by Hart Hotels, Inc., the Hilton Hotel in Salt Lake City, Utah and the Doubletree Guest Suites in Tucson, Arizona. Mr. Shore received an Associate of Applied Science degree in Culinary Arts from Culinary Institute of America and served in the United States Coast Guard.

        Steven B. Sotraidis has served as Executive Vice President of Administration of CEC since January 2003. Mr. Sotraidis previously served as Senior Vice President of Operations of CEC between May 2001 and January 2003, Vice President of Operations of CEC between November 1999 and May 2001, and a Managing Director of CEC between July 1997 and November 1999. Prior to joining CEC, Mr. Sotraidis was President of Brooks College, a CEC school located in Long Beach, California. Mr. Sotraidis joined Brooks College in 1970 and had managed Brooks' overall operations from 1975 until 1997. Mr. Sotraidis received a Bachelor of Science degree in Psychology and completed two years of graduate work in Industrial Psychology at California State University at Long Beach.

        Todd H. Steele has served as President of International and Startup Divisions since October 2003, and has served as Executive Vice President of Strategic Planning and Development of CEC since January 2003. Mr. Steele previously served as Senior Vice President of Strategic Planning and Development of CEC between May 2001 and January 2003, Vice President of Strategic Planning and Development of CEC between November 1999 and May 2001, and Director of Strategic Planning and Development of CEC between March 1998 and November 1999. Mr. Steele served as a member of CEC's Board of Directors from CEC's inception in January 1994 until he joined CEC as a full-time employee in March 1998. From December 1996 until joining CEC, Mr. Steele served as a Vice President of Baker, Fentress & Co., an investment company, making equity investments in private companies. From May 1990 until November 1996, he served as a Vice President of HFI and HECC, also making equity investments in private companies. Mr. Steele received a Bachelor of Arts degree in Economics from Northwestern University and an Master's of Business Administration in Finance from the University of Chicago.

        The Board of Directors elects officers annually and such officers serve at the discretion of the Board of Directors, subject, in the case of Mr. Larson, to the terms of his employment agreement. Mr. Larson is the only officer with an employment agreement with CEC. See "Executive Compensation—Employment Agreements." There are no family relationships among any of the directors or officers of CEC.

        Section 16(a) Beneficial Ownership Reporting Compliance—Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires CEC's officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of CEC's equity securities to file reports of ownership and changes in ownership with the Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, CEC believes that, during 2004 all Section 16 filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons.

EXECUTIVE COMPENSATION

        The following table provides information concerning the annual and long-term compensation for services in all capacities to CEC for the years ended December 31, 2004, 2003 and 2002 to our chief executive officer and our other executive officers who served in such capacities during such periods (collectively, the "Named Officers").

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus(1)	Securities Underlying Options(#)(2)	All other compensation ($)(3)
John M. Larson Chairman, President and Chief Executive Officer	2004 2003 2002	$900,000 750,000 600,000	$900,000 762,500 1,043,550	150,000 150,000 300,000	$13,239 12,179 11,408
Nick Fluge Chief Visionary of Innovative Online Development, former President, Online Education Group(4)	2004 2003 2002	$410,000 360,000 300,000	$746,000 516,000 360,000	60,000 80,000 130,000	$10,169 9,891 9,669
Patrick K. Pesch Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2004 2003 2002	$400,000 360,000 300,000	$240,000 366,000 360,000	60,000 80,000 130,000	$9,634 9,233 9,088
Steven B. Sotraidis Executive Vice President of Administration	2004 2003 2002	$330,000 265,000 215,000	$307,500 234,000 217,500	45,000 48,000 72,000	$11,548 10,559 8,730
Todd H. Steele President of International and Startup Divisions, Executive Vice President of Strategic Planning and Development	2004 2003 2002	$335,000 280,000 233,000	$312,500 293,000 255,000	45,000 48,000 96,000	$8,992 8,656 8,565

(1)
Bonuses earned in respect of one year are paid during the next year. For example, the bonuses indicated as earned in respect of 2004 were paid in February or March of 2005.

(2)
All option amounts have been adjusted to reflect our 2-for-1 stock split effected in the form of stock dividends in August 2003.

(3)
Amounts reflect both (i) CEC's contribution made in the form of a match on amounts contributed by the Named Officers in CEC's 401(k) plan and (ii) insurance premiums paid for term life insurance, for the years 2004, 2003 and 2002:

	401(k) Matching Amounts			Term Life Insurance Premiums
	2004	2003	2002	2004	2003	2002
Mr. Larson	$8,200	$8,000	$8,000	$5,039	$4,179	$3,408
Mr. Fluge	8,000	8,000	8,000	2,169	1,891	1,669
Mr. Pesch	8,200	8,000	8,000	1,434	1,233	1,088
Mr. Sotraidis	8,200	8,000	8,000	3,348	2,559	730
Mr. Steele	8,200	8,000	8,000	792	656	565
(4)
Mr. Fluge served as President of CEC's Online Education Group until January 31, 2005, when he was succeeded by Stephen C. Fireng, who was serving as Senior Vice President of Marketing and Admissions of the Online Education Group. Effective February 1, 2005, Mr. Fluge assumed the position of Chief Visionary of Innovative Online Development, and leads a new initiative to expand the scope of CEC's online business into short-term non-degree learning programs and related products and services.

OPTION GRANTS IN 2004

        The following table contains information concerning the grant of stock options by us to our Named Officers during 2004.

	Number of Shares Underlying Options Granted(#) (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
		Percentage of Total Options Granted to Employees in Fiscal Year
			Exercise or Base Price ($/Sh)	Expiration Date
Name					5% ($)	10% ($)
John M. Larson	150,000	10.4%	$62.56	5/20/14	$5,901,547	$14,955,679
Nick Fluge	60,000	4.1%	62.56	5/20/14	2,360,619	5,982,272
Patrick K. Pesch	60,000	4.1%	62.56	5/20/14	2,360,619	5,982,272
Steven B. Sotraidis	45,000	2.8%	62.56	5/20/14	1,770,464	4,486,704
Todd H. Steele	45,000	2.8%	62.56	5/20/14	1,770,464	4,486,704

(1)
These options were granted under the Career Education Corporation 1998 Employee Incentive Compensation Plan and each of these options is a non-qualified stock option and vests in four equal annual installments on each of the first four anniversaries of the grant date.

(2)
Potential realizable value is presented net of the option exercise price, but before any federal or state income taxes associated with exercise, and is calculated assuming that the fair market value on the date of the grant appreciates at the indicated annual rates, compounded annually, for the term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent our estimate or projection of future increases in the price of our Common Stock. Actual gains are dependent on the future performance of our Common Stock and the option holder's continued employment throughout the vesting periods. The amounts reflected in the table may not necessarily be achieved.

        Aggregated Option Exercises in 2004 and Year-End 2004 Option Values—The following table provides information regarding each of the Named Officers' option exercises during 2004 and unexercised options at December 31, 2004.

AGGREGATED OPTION EXERCISES IN 2004 AND YEAR-END 2004 OPTION VALUES

			Number of Securities Underlying Unexercised Options at Year-End 2004(#)
					Value of Unexercised In-The-Money Options at Year-End 2004($)(1)
	Shares Acquired on Exercise(#)
		Value Realized($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John M. Larson	200,000	$12,801,990	1,689,500	562,500	$51,337,619	$7,994,625
Nick Fluge	193,000	9,748,003	92,000	245,000	3,225,501	1,804,775
Patrick K. Pesch	—	—	453,000	245,000	13,036,272	3,447,275
Steven B. Sotraidis	—	—	351,904	132,000	11,363,555	1,439,685
Todd H. Steele	150,000	9,259,278	193,000	179,000	5,528,774	2,613,030

(1)
The value per option is calculated by subtracting the exercise price per option from the closing price of the Common Stock on the Nasdaq National Market on December 31, 2004 of $40.00.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2004 with respect to shares of the Company's Common Stock that may be issued under the Company's existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	8,816,693	(1)	$23.71	4,428,898	(2)
Equity compensation plans not approved by security holders	200,000	(3)	19.60	None
Total	9,016,693		23.62	4,428,898

(1)
Includes outstanding options to purchase shares of the Company's Common Stock under the Career Education Corporation 1995 Stock Option Plan, the Career Education Corporation 1998 Employee Incentive Compensation Plan and the Career Education Corporation 1998 Non-Employee Directors' Stock Option Plan.

(2)
Includes shares available for future issuance under the Career Education Corporation 1995 Stock Option Plan, the Career Education Corporation 1998 Employee Incentive Compensation Plan, the Career Education Corporation 1998 Non-Employee Directors' Stock Option Plan and the Career Education Corporation 1998 Employee Stock Purchase Plan; excludes securities reflected in column (a). In addition to stock options, the Career Education Corporation 1998 Employee Incentive Compensation Plan provides for the issuance of stock appreciation rights, restricted stock, deferred stock, stock, dividend equivalents, other stock-based awards, performance awards or cash incentive awards. 4,050,226 shares remain available under the Career Education Corporation 1998 Employee Incentive Compensation Plan for the issuance of stock appreciation rights, restricted stock, deferred stock, stock, dividend equivalents, other stock-based awards, performance awards or cash incentive awards.

(3)
We have an agreement with Le Cordon Bleu Limited that gives us the exclusive right to use the Le Cordon Bleu trade name in the United States and Canada. Under this agreement, we pay Le Cordon Bleu Limited royalties based on eligible culinary revenues collected from students enrolled in Le Cordon Bleu culinary programs at our schools. On August 30, 2002, we issued an option to purchase 200,000 shares of our Common Stock to Le Cordon Bleu Limited in connection with an amendment to this license agreement. The option is immediately exercisable at an exercise price per share of $19.60 and expires on August 29, 2012. The exercise price of the option represents 90 percent of the average closing sale price of our Common Stock during the five trading days ended August 29, 2002. The option was issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933. The issuance was made without general solicitation or advertising. This option amount has been adjusted to reflect our 2-for-1 stock splits effected in the form of stock dividends in August 2003.

        Employment Agreements—CEC and CEC Employee Group, LLC, a wholly-owned subsidiary of CEC, entered into an employment agreement dated August 1, 2000 with John M. Larson. The term of the agreement, pursuant to its terms, has been automatically extended by one year beginning on January 1, 2002 and on each succeeding January 1st thereafter. The term will continue to be extended by one year on January 1st of each year unless CEC or Mr. Larson provide written notice of termination. The current term of the agreement is through December 31, 2007. The agreement provides for an initial annual base salary of $450,000 plus bonus compensation based upon annual quantitative and qualitative performance targets as established by the Board of Directors. The agreement provides for the payment of two years salary and average bonus and a continuation of benefits for two years following Mr. Larson's termination of employment with us, other than termination by us for Cause (as defined therein) or termination by Mr. Larson without Good Reason (as defined therein). The agreement also provides for the payment of three years salary and average bonus and a continuation of benefits for three years following Mr. Larson's termination of employment with us in anticipation of a change of control or after a change of control. In the event that any payment by CEC to Mr. Larson is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then Mr. Larson shall be entitled to receive an additional payment in an amount such that after payment by Mr. Larson of all applicable taxes, Mr. Larson retains an amount equal to the amount he would have retained had no excise tax been imposed. The agreement also prohibits Mr. Larson from disclosing confidential information and from engaging in activities competitive with CEC for a period which includes the term of his employment with CEC or service as one of CEC's directors and continues for two years thereafter. However, if Mr. Larson's employment with CEC is terminated by CEC in anticipation of a change of control or after a change of control and CEC pays three years' salary and average bonus, the non-competition period extends to three years after the termination of employment.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

        The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised solely of "independent" directors, as that term is defined in the Nasdaq listing standards, as well as under Rule 16b-3 of the Exchange Act and Section 162(m) of the Code ("Section 162(m)"). The Compensation Committee establishes CEC's compensation strategy and policies and determines the nature and amount of all compensation for CEC's executive officers. The objectives of the Board of Directors in determining the levels and components of executive and key employee compensation are to (i) attract, motivate and retain talented and dedicated executive officers and other key employees, (ii) provide executive officers and other key employees with both cash and equity incentives to further the interests of CEC and its stockholders and (iii) compensate executive officers and other key employees at levels comparable to those of other comparable companies. The Compensation Committee retained Mercer Human Resource Consulting to review its compensation program in 2003 to ensure that it (i) aligns compensation with responsibility, (ii) provides for a competitive sharing of future increases in stockholder value with key executives and employees and (iii) is consistent with CEC's strategic and financial goals. Generally, the compensation of all executive officers and other key employees is composed of a base salary plus targeted bonuses based upon achievement of specified goals. In addition, stock options are granted to provide the opportunity for compensation based upon the performance of the Common Stock over time.

        In determining the base salaries of the executive officers in 2004, the Board of Directors considered the performance of each executive, the nature of the executive's responsibilities, the salary levels of executives at comparable publicly-held companies (based in part on a review of compensation data provided by Mercer Human Resource Consulting), and CEC's general compensation practices. Based on these criteria, effective January 1, 2005, the base salary of Mr. Larson was increased from $900,000 to $990,000, the base salary of Mr. Fluge was unchanged at $410,000, the base salary of Mr. Pesch was increased from $400,000 to $425,000, the base salary of Mr. Sotraidis was increased from $330,000 to $365,000, and the base salary of Mr. Steele was increased from $335,000 to $365,000. The base salaries of the executive officers are effective until changed at the discretion of the Compensation Committee.

        Discretionary bonuses for executive officers are directly tied to achievement of specified goals of CEC and are a function of the criteria which the Compensation Committee believes appropriately takes into account the specified areas of responsibility of the particular officer. Targets for discretionary bonuses are determined based on a percentage of the employee's base salary. Various executive officers and key employees were awarded cash bonuses in 2004 for their contributions. For 2004, the Compensation Committee paid bonuses of $900,000 to Mr. Larson, $746,000 to Mr. Fluge, $240,000 to Mr. Pesch, $307,500 to Mr. Sotraidis, and $312,500 to Mr. Steele.

        Periodically, the Compensation Committee also grants stock options to executive officers and other key employees in order to provide a long-term incentive, which is directly tied to the performance of CEC's Common Stock. These options provide an incentive to maximize stockholder value because they reward option holders only if stockholders also benefit. The exercise price of these stock options is the fair market value of the Common Stock on the date of grant. In general, the options vest in equal annual installments over a four year period beginning one year after the date of grant. Vesting periods are used to retain key employees and to emphasize the long-term aspect of contribution and performance. In making stock option grants to executives and other key employees, the Compensation Committee considers a number of factors, including the performance of such persons, achievement of specific delineated goals, the responsibilities and the relative position of such persons within CEC, review of compensation of executives and key employees in comparable companies and review of the number of stock options each such person currently possesses. In 2004, the Compensation Committee granted 150,000 stock options to Mr. Larson, 60,000 stock options to each of Messrs. Fluge and Pesch, and 45,000 stock options to each of Messrs. Sotraidis and Steele.

Compliance with Section 162(m)

        The Compensation Committee currently intends for all compensation paid to the Named Officers to be tax deductible to CEC pursuant to Section 162(m). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by CEC for Federal income tax purposes unless, in general, such compensation is performance based, is established by a committee of independent directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. In the future, the Compensation Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

COMPENSATION COMMITTEE

Robert E. Dowdell (Chairman)
Thomas B. Lally
Wallace O. Laub

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Robert E. Dowdell, Thomas B. Lally and Wallace O. Laub served as members of the Compensation Committee during 2004.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The Board of Directors maintains an Audit Committee comprised of three non-employee members of the Board of Directors. After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with CEC that might affect their independence from CEC, the Board of Directors has determined that (1) all current members of the Audit Committee are "independent" as that concept is defined in Section 10A of the Exchange Act, (2) all current members of the Audit Committee are "independent" as that concept is defined in the Nasdaq listing standards, (3) all current members of the Audit Committee are financially literate, and (4) Mr. Chookaszian and Mr. Ogata both qualify as audit committee financial experts under the applicable rules promulgated pursuant to the Exchange Act.

        The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules. The Audit Committee serves in a board-level oversight role in which it provides advice, counsel and direction to management and the auditors based on the information it receives, on discussions with management and the auditors, and on the members of the Audit Committee's experience in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisors, apart from counsel or advisors hired by management, as it determines appropriate, including experts in particular areas of accounting. Management is responsible for the reporting processes and preparation and presentation of financial statements and the implementation and maintenance of internal controls. CEC's independent auditors are responsible for expressing an opinion on the conformity of CEC's audited financial statements to generally accepted accounting principles in the United States.

        In January 2005, the Board of Directors approved an amendment to the written charter of the Audit Committee, with such amended charter attached as Exhibit B to this Proxy Statement and posted on the Company's website, www.careered.com. The Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

  (1)
  reviewed and discussed the audited financial statements with management;

  (2)
  discussed with Ernst & Young LLP the material required to be discussed by Statement on Auditing Standards No. 61; and

  (3)
  reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board's No. 1, and discussed with Ernst & Young LLP any relationships that may impact their objectivity and independence.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Commission.

AUDIT COMMITTEE

Keith K. Ogata (Chairman)
Dennis H. Chookaszian
Thomas B. Lally

Principal Accounting Fees and Services

        Ernst & Young LLP acts as the principal auditor for CEC and also provides certain audit-related, tax and other services. The Audit Committee pre-approves all services provided by Ernst & Young LLP to CEC. In some cases, this pre-approval is accomplished through policies and procedures adopted by the Audit Committee that provide a detailed description of the services that may be performed, as well as limits on the fees for the services. In pre-approving services, the Audit Committee considers whether such services are consistent with the Commission's rules on auditor independence. The fees for the services provided by Ernst & Young LLP to CEC in the years ended December 31, 2004 and December 31, 2003, respectively, were as follows:

        Audit Fees were $1,958,000 and $750,000 for the years ended December 31, 2004 and December 31, 2003, respectively. Audit Fees are fees paid to Ernst & Young for professional services for the audit of CEC's consolidated financial statements included in the Annual Report on Form 10-K and internal control over financial reporting, review of financial statements included in CEC's Quarterly Reports on Form 10-Q, accounting consultation related to the audits, and assistance with Commission filings.

        Audit-Related Fees were $362,000 and $850,000 for the years ended December 31, 2004 and December 31, 2003, respectively. Audit-Related Fees consisted of services that are traditionally performed by the independent auditor, including employee benefit plan audits and due diligence related to mergers, acquisitions and other matters.

        Tax Fees were $422,000 and $899,000 for the years ended December 31, 2004 and December 31, 2003, respectively. Tax Fees consisted of all services performed by the independent auditor's tax personnel, except those related to the audit of financial statements, and include tax compliance, tax consulting, tax planning and non-recurring projects.

        All Other Fees were $0 and $432,000 for the years ended December 31, 2004 and December 31, 2003, respectively. All Other Fees are associated with non-audit-related company formation and other services.

Financial Information Systems Design and Implementation Fees

        There were no fees billed by Ernst & Young LLP for professional services rendered in connection with financial information systems design and implementation services during the fiscal years ended December 31, 2004 and December 31, 2003.

PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total returns for CEC, the Standard & Poor's 500 Index and an index of peer companies selected by CEC during the period commencing on January 1, 2000 and ending on December 31, 2004. The comparison assumes $100 was invested on January 1, 2000 in the Common Stock, the Standard & Poor's 500 Index and the index of peer companies selected by CEC and assumes the reinvestment of all dividends, if any. The companies in the peer index, all of which are education companies, are weighted according to their market capitalization as of the end of each period for which a return is indicated. Included in the peer index are: Apollo Group Inc., Corinthian Colleges, Inc., DeVry Inc., Education Management Corporation, ITT Educational Services, Inc., and Strayer Education, Inc. The performance graph begins with CEC's $4.80 per share closing price on December 31, 1999 (as adjusted to reflect the 2-for-1 stock splits effected in the form of stock dividends paid on August 25, 2000, on October 1, 2001, and on August 22, 2003).

Comparison of Cumulative Total Return Since January 1, 2000
Career Education Corporation, S&P 500 Index and Peer Index

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of March 22, 2005, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by CEC to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, (iii) each of the Named Officers and (iv) all Company executive officers and directors as a group.

Name	Number of Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned
FMR Corp.(2)	15,325,652	14.9%
Mellon Financial Corporation(3)	8,230,406	8.0
Ziff Asset Management, L.P.(4)	7,072,000	6.9
Viking Global Performance LLC(5)	5,971,900	5.8
John M. Larson(6)	2,114,556	2.0
Patrick K. Pesch(7)	622,900	*
Steven B. Sotraidis(8)	459,127	*
Todd Steele(9)	305,736	*
Robert E. Dowdell(10)	293,314	*
Nick Fluge(11)	228,510	*
Thomas B. Lally(12)	132,000	*
Keith K. Ogata(13)	110,000	*
Wallace O. Laub(14)	92,084	*
Dennis H. Chookaszian(15)	88,000	*
All directors and executive officers as a group (13 persons)	4,551,257	4.3

*
Denotes beneficial ownership less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the Commission. Under these rules, the number of shares beneficially owned by a person and the percentage ownership of that person includes shares of Common Stock that the person can vote or transfer, as well as shares subject to options held by that person that are currently exercisable or exercisable within 60 days of March 22, 2005.

(2)
As reported on a Schedule 13G/A filed with the Commission on February 14, 2005 jointly by FMR, Edward C. Johnson 3d ("Mr. Johnson"), Abigail P. Johnson ("Ms. Johnson"), Fidelity Management & Research Company, a wholly-owned subsidiary of FMR ("Fidelity"), and FA Mid Cap Stock Fund. Certain of the shares listed above are beneficially owned by FMR subsidiaries and related entities. The Schedule 13G/A discloses that FMR has sole voting power with respect to 3,074,368 shares and sole dispositive power with respect to 15,325,652 shares of common stock. The Schedule 13G/A states that Mr. and Ms. Johnson and various family members, through their ownership of FMR voting common stock and the execution of a shareholders' voting agreement, may be deemed to form a controlling group with respect to FMR. The Schedule 13G/A indicates that 12,232,210 shares are beneficially owned by Fidelity as a result of acting as an investment adviser to various investment companies ("ICs"). The ownership of one such IC, FA Mid Cap Stock Fund, amounted to 6,411,000 shares. Mr. Johnson, FMR, through its control of Fidelity, and the ICs each had sole dispositive power as to the 12,232,210 shares owned by the ICs. Neither Mr. Johnson nor FMR had sole voting power as to such shares, as such power resides with the ICs' Boards of Trustees and is carried out by Fidelity under written guidelines established by such Boards. The Schedule 13G/A also indicates that 2,064,789 shares are beneficially owned by Fidelity Management Trust Company, a wholly owned subsidiary of FMR ("Fidelity Trust"), as a result of its serving as investment manager of certain institutional accounts. Mr. Johnson and FMR, through its control of Fidelity Trust, each had sole dispositive power as to 2,064,789 shares and sole voting power as to 2,045,389 of such shares and no power to vote 19,400 of such shares. The Schedule 13G/A indicates that 400 shares are beneficially owned by Strategic Advisors, Inc., a wholly-owned subsidiary of FMR, as a result of its serving as an investment advisor to individuals. The Schedule 13G/A indicates that 1,028,253 shares are beneficially owned by Fidelity International Limited ("FIL"), an entity independent of FMR. Mr. Johnson is Chairman of FIL, and approximately 40% of the voting power of FIL is held by a partnership controlled by him and family members. FIL had sole voting and dispositive power as to all such shares. FMR and FIL are of the view that they are not required to attribute to each other shares beneficially owned by the other corporation. The address of each of FMR, Mr. Johnson, Ms. Johnson, Fidelity, FA Mid Cap Stock Fund, Strategic Advisers, Inc. and Fidelity Trust is 82 Devonshire Street, Boston, Massachusetts 02109. The address of FIL is Pembroke Hall, 42 Crowlane, Hamilton, Bermuda.

(3)
As reported on a Schedule 13G filed with the Commission on February 10, 2005 by Mellon Financial Corporation ("Mellon Financial") and certain of its direct and indirect subsidiaries, including Mellon Trust of New England, National Association (parent holding company of Franklin Portfolio Associates, LLC, TBCAM Holdings, Inc. and The Boston Company Asset Management, LLC), Mellon Trust of Delaware, National Association, Mellon Bank, N.A. (parent holding company of Mellon Equity Associates, LLP, Laurel Capital Advisors, LLP, and Mellon Trust of Delaware, National Association), Mellon Trust of California, Mellon Private Trust Company, National Association, Franklin Portfolio Associates LLC, Mellon Capital Management Corporation, Mellon Equity Associates, LLP, The Dreyfus Corporation (parent holding company of Dreyfus Investment Advisors, Inc. and Dreyfus Service Corporation), The Boston Company Asset Management, LLC, MBC Investments Corporation (parent holding company of Mellon Capital Management Corporation and Mellon UK Holdings), Mellon Financial Corporation and The Boston Company, Inc. (parent holding company of Mellon Trust of California, Mellon Private Trust Company, National Association, Mellon Trust of New York, LLC and Mellon Trust of Washington). According to the Schedule 13G, Mellon Financial and certain of its direct and indirect subsidiaries have sole voting power with respect to 6,329,128 shares of common stock, shared voting power with respect to 663,100 shares of common stock, sole dispositive power with respect to 7,544,462 shares of common stock and shared dispositive power with respect to 664,400 shares of common stock. The address of Mellon Financial and its direct and indirect subsidiaries is Mellon Financial Corporation, One Mellon Center, Pittsburgh, Pennsylvania 15258.

(4)
As reported on a Schedule 13G/A filed with the Commission on February 3, 2005 jointly by Ziff Asset Management, L.P. ("Ziff"), PBK Holdings, Inc. ("PBK") and Philip B. Korsant ("Korsant"). According to the Schedule 13G/A: (a) Ziff has shared voting power with respect to 7,072,000 shares and shared dispositive power with respect to 7,072,000 shares of common stock, (b) PBK has shared voting power with respect to 7,072,000 shares and shared dispositive power with respect to 7,072,000 shares of common stock and (c) Korsant has shared voting power with respect to 7,072,000 shares and shared dispositive power with respect to 7,072,000 shares of common stock.

(5)
As reported on a Schedule 13G/A filed with the Commission on February 15, 2005 jointly by Viking Global Performance LLC ("VGP"), Viking Global Investors LP ("VGI"), Viking Global Equities LP ("VGE"), O. Andreas Halvorsen ("Halvorsen"), Brian T. Olson ("Olson") and David C. Ott ("Ott"). According to the Schedule 13G/A: (a) VGP has shared dispositive and voting power with respect to 5,971,900 shares of common stock, (b) VGI has shared dispositive and voting power with respect to 5,971,900 shares of common stock, (c) VGE has shared dispositive and voting power with respect to 3,048,789 shares of common stock, (d) Halvorsen has shared dispositive and voting power with respect to 5,971,900 shares of common stock, (e) Olson has shared dispositive and voting power with respect to 5,971,900 shares of common stock, and (f) Ott has shared dispositive and voting power with respect to 5,971,900 shares of common stock. The address of each of VGP, VGI, VGE, Halvorsen, Olson and Ott is 55 Railroad Avenue, Greenwich, CT 06830.

(6)
Includes 1,989,500 shares of Common Stock which may be acquired by Mr. Larson upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 22, 2005.

(7)
Includes 29,600 shares of Common Stock held by Mr. Pesch's individual retirement account, 8,800 shares of Common Stock held by Cathy Pesch's individual retirement account (Cathy Pesch is Mr. Pesch's spouse), 4,000 shares of Common Stock held by Robert C. Pesch Declaration of Trust dated February 20, 1992, as amended (and in effect on February 28, 2004), for whom Mr. Pesch was appointed Successor Co-Trustee as of February 28, 2004 and Co-Executor on June 15, 2004, and 580,500 shares of Common Stock which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 22, 2005.

(8)
Includes 7,500 shares of Common Stock held by Mr. Sotraidis' spouse, 44,100 shares of Common Stock which may be acquired upon the exercise of stock options held by Mr. Sotraidis' spouse which are currently exercisable or exercisable within 60 days of March 22, 2005, and 396,904 shares of Common Stock which may be acquired upon the exercise of stock options held by Mr. Sotraidis which are currently exercisable or exercisable within 60 days of March 22, 2005.

(9)
Includes 290,250 shares of Common Stock which may be acquired by Mr. Steele upon exercise of stock options which are currently exercisable within 60 days of March 22, 2005.

(10)
Includes 22,672 shares of Common Stock held by Mr. Dowdell, as Custodian for Brian M. Dowdell under the Uniform Transfers to Minors Act; 16,272 shares of Common Stock held by Mr. Dowdell, as Custodian for Sharon T. Dowdell under the Uniform Transfers to Minors Act; 64,100 shares of Common Stock held by RGD Partners, L.P. for whom Mr. Dowdell is a general partner; 68,270 shares of Common Stock held indirectly by the Robert E. and Grace Dowdell Living Trust dated July 11, 1991 for which Mr. Dowdell is a Co-Trustee; and 122,000 shares of Common Stock which may be acquired by Mr. Dowdell upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 22, 2005.

(11)
Includes 219,500 shares of Common Stock which may be acquired by Mr. Fluge upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 22, 2005.

(12)
Includes 112,000 shares of Common Stock which may be acquired by Mr. Lally upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 22, 2005.

(13)
Includes 80,000 shares of Common Stock which may be acquired by Mr. Ogata upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 22, 2005.

(14)
Includes 28,044 shares of Common Stock held by Mr. Laub as Co-Trustee of the Wolcon Living Trust established August 18, 1997; 40 shares of Common Stock held by Constance Laub, which shares Mr. Laub expressly disclaims beneficial ownership; and 64,000 shares of Common Stock which may be acquired by Mr. Laub as Co-Trustee of the Wolcon Living Trust upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 22, 2005.

(15)
Includes 88,000 shares of Common Stock which may be acquired by Mr. Chookaszian upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 22, 2005.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF AUDITORS

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP, independent certified public accountants, to serve as independent auditors of CEC for the year ending December 31, 2005. This firm has audited the accounts of CEC since 2002.

        Stockholder ratification of the selection of Ernst & Young LLP as CEC's independent auditors is not required by CEC's By-Laws or otherwise. However, the Board of Directors has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board of Directors' appointment of Ernst & Young LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will consider the facts and circumstances surrounding the vote and may reconsider such appointment. Notwithstanding this selection, and the ratification of this selection by stockholders, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of CEC and its stockholders.

        It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

        The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of CEC's financial statements for the year ended December 31, 2005.

MISCELLANEOUS AND OTHER MATTERS

        Solicitation—The cost of this proxy solicitation will be borne by CEC. CEC has retained MacKenzie Partners, Inc., a professional proxy solicitation firm, at an estimated cost of $6,500, plus reimbursement of expenses, to assist it in soliciting proxies from brokers, nominees, institutions and individuals. MacKenzie Partners, Inc. expects that approximately 25 of its employees will assist in the solicitation. CEC may also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at CEC's expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by CEC for their reasonable out-of-pocket expenses of solicitation. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of CEC. No additional compensation will be paid to directors, officers or other regular employees for such services.

        Proposals of Stockholders—In accordance with Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended to be considered for inclusion in the Company's proxy statement and proxy for the 2006 Annual Meeting of Stockholders must be received by the Secretary of CEC not less than 120 days prior to April 25, 2006. In addition, Article II, Section 2.5 of the Company's By-Laws (the "Notice Provision") provides that for business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to, or mail such notice so that it is received by, the Secretary of the Company, at the principal executive offices of the Company, not less than 90 days prior to the first anniversary of the date of the previous year's annual meeting of stockholders. Proposals of stockholders intended to be considered at CEC's 2006 Annual Meeting of Stockholders must be received by the Secretary of CEC not less than 90 days prior to May 20, 2006.

        Discretionary Proxy Voting Authority/Untimely Stockholder Proposals—Rule 14a-4(c) promulgated under the Exchange Act governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company's proxy statement. Under the rule, if a stockholder fails to notify the Company of its proposal before the date established by the Notice Provision, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting. In addition, if the Company receives timely notice of a stockholder proposal in connection with an annual meeting of stockholders that does not include all of the information required by Rule 14a-4(c) promulgated under the Exchange Act, such proposal will be considered timely but deficient, and the Company's proxy statement may confer discretionary authority with respect to such proposal if the Company includes, in its proxy statement, advice on the nature of the matter and how the Company intends to exercise its discretion to vote on such matter.

        Other Business—If any other items or matters properly come before the Annual Meeting, the BLUE proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders. A stockholder has indicated his intention to present the following for consideration at the meeting: (1) a proposal to declassify the Company's Board of Directors, (2) a proposal to amend the Company's Amended and Restated Certificate of Incorporation (the "Charter") and By-laws to provide that stockholders owning in the aggregate at least 33 1/3% of the outstanding shares of the Company's Common Stock shall be permitted to call a special meeting of the stockholders, and (3) a proposal to amend the Rights Agreement dated as of May 28, 2002 (the "Stockholder Rights Plan"), by and between the Company and Computershare Investor Services, LLC (as Rights Agent) to provide that the "Final Expiration Date" described therein shall be May 28, 2005. If the foregoing proposals are properly presented at the Annual Meeting, the Company intends to have the persons named in its proxy card utilize their discretionary authority conferred by the BLUE proxies submitted pursuant to this solicitation to vote AGAINST each of these proposals.

        The Board of Directors believes that its current classified board structure, which has been in place since 1997, continues to be in the best interests of the Company and its stockholders. The Board believes that this structure provides continuity and facilitates long-term planning by the Board, enhances the independence of non-employee directors, allows the Company to attract better director candidates, and encourages potential acquirers to negotiate transactions with the Board that are fair to all stockholders. Further, the benefits of a classified board do not come at the expense of director accountability and responsiveness.

        The Board of Directors believes that the provisions in the Company's Charter and By-laws, specifying that special meetings of stockholders may be called by a resolution approved by a majority of the Board of Directors, ensure the orderly conduct of corporate affairs, afford the Board ample notice and opportunity to respond to stockholder proposals, and allow the directors, in a manner consistent with their fiduciary duties, to determine when it is in the best interests of the stockholders to hold a special meeting. The Board believes that the ability of a minority of the stockholders to call an unlimited number of special meetings would be very disruptive to the conduct of the Company's business, require significant attention from the Company's officers and employees, impose significant administrative and financial burdens on the Company and is not in the best interests of the Company and its stockholders.

        The Board of Directors believes that the Stockholder Rights Plan preserves its ability, in a manner consistent with its fiduciary duties, to preserve and protect stockholder value in the event of certain unsolicited takeover attempts. The Board believes that the Stockholder Rights Plan provides it with an additional degree of control in a takeover situation by allowing it to evaluate a takeover proposal to determine whether, in the exercise of its fiduciary duties, the Board believes that the proposed offer adequately reflects the value of the Company and is in the interests of all of the Company's stockholders. The Stockholder Rights Plan does not, and is not intended to, prevent bidders from making offers to acquire the Company at a price and on terms that would be in the best interests of all stockholders. Instead, the Stockholder Rights Plan is designed to protect stockholders against potential abuses during a takeover attempt. The Board understands that hostile acquirers are interested in buying a company as cheaply as they can, and, in attempting to do so, may use coercive tactics such as partial or two-tiered tender offers and creeping stock accumulation programs that do not treat all stockholders fairly and equally.

        Adoption of these proposals would not automatically result in the declassification of the Board, implementation of the Charter amendment or expiration of the Stockholder Rights Plan. These proposals are non-binding recommendations to the Board of Directors. Implementation of the proposal to declassify the board and to permit 33 1/3% of the Company's outstanding shares to call special meetings would require further action by stockholders to amend the Company's Charter, which in each case requires the affirmative vote of 80 percent of the shares entitled to vote. Your Board of Directors cannot change this requirement. Only the stockholders, by the same 80 percent majority, can do that. Additionally, Section 28 of the Stockholder Rights Plan provides that the Board of Directors has the exclusive power and authority to administer the Stockholder Rights Plan, such authority to include the amendment or termination of the plan.

        Stockholders Sharing an Address—In accordance with notices sent to beneficial stockholders sharing a single address, we are sending only one Summary Annual Report to Stockholders, Form 10-K and Proxy Statement to that address unless we received contrary instructions from any beneficial stockholder at that address. This "householding" practice reduces our printing and postage costs. However, if a beneficial stockholder at such an address wishes to receive a separate Summary Annual Report to Stockholders, Form 10-K or Proxy Statement this year or in the future, he or she may contact us as 847-585-3899 or may write to us at Investor Relations, Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL 60195.

        Additional Information—CEC will furnish, without charge, a copy of its Annual Report on Form 10-K for its fiscal year ended December 31, 2004, as filed with the Commission, upon the written request of any person who is a stockholder as of the Record Date, and will provide copies of the exhibits to such Form 10-K upon payment of a reasonable fee which shall not exceed CEC's reasonable expenses in connection therewith. Requests for such materials should be directed to Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195, Attention: Investor Relations Department. Such information may also be obtained free of charge by accessing the Company's website at www.careered.com under the caption "Investor Relations."

By order of the Board of Directors,

Patrick K. Pesch Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Hoffman Estates, Illinois
April 21, 2005

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE,
DATE, SIGN AND RETURN THE ENCLOSED BLUE PROXY PROMPTLY.

EXHIBIT A

CAREER EDUCATION CORPORATION

CORPORATE GOVERNANCE GUIDELINES

A.    Purpose

        Career Education Corporation's ("CEC" or the "Company") business is managed under the direction of its Board of Directors (the "Board"), which is elected by the stockholders. The basic responsibility of the Board is to exercise its business judgment to act in what it believes to be the best interest of CEC's stockholders. The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Board will rely on the following guidelines to provide that framework. These guidelines are not absolute rules; they can be modified to reflect changes in CEC's organization or business environment.

B.    Composition of the Board of Directors

        Majority of Independent Directors; Size of Board.    It is CEC's policy that the Board consist of a majority of non-employee directors who are independent (as that term is defined under the listing standards of the NASDAQ Stock Market and any other applicable law or regulation) and that the number of directors shall consist of not less than five (5) nor more than nine (9) directors to facilitate an effective and efficient governance process.

        Selection Process.    CEC has a staggered Board, consisting of three classes of directors. The directors of a single class are elected each year by the stockholders at the annual meeting of stockholders. The Board, upon recommendation of the Nominating and Governance Committee, proposes a slate of nominees to the stockholders for election to the Board. The Nominating and Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board and considers candidates to fill new positions created by expansion and vacancies that occur by resignation or any other reason. Stockholders may propose nominees for consideration by the Nominating and Governance Committee by submitting the names and supporting information to the Secretary of the Company in accordance with the deadlines and procedures indicated in the Company's By-laws and the proxy statement for CEC's annual meeting of stockholders. Between annual stockholder meetings, the Board may fill vacancies in accordance with the Company's By-laws and Amended and Restated Certificate of Incorporation.

        Director Qualification Standards.    In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a Nominating and Governance Committee recommended nominee. However, the Nominating and Governance Committee does believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. In the case of current directors being considered for renomination, the Nominating and Governance Committee will also take into account the director's history of attendance at meetings of the Board of Directors and its committees, the director's tenure as a member of the Board of Directors, and the director's preparation for and participation in such meetings.

        Designation of a Chairman of the Board; Lead Director.    It is the Board's policy that the positions of Chairman of the Board and Chief Executive Officer be held by the same person, except in unusual circumstances. The non-employee directors shall also designate one non-employee director to serve as the "Lead Director" to preside as chairperson of the Board's executive sessions of non-employee directors. The Lead Director shall (1) preside at all meetings of the Board at which the

Chairman of the Board is not present, including executive sessions of the non-employee directors, (2) serve as a liaison between the Chief Executive Officer and the non-employee directors, (3) conduct exit interviews with resigning executive officers (as defined by Rule 16a-1 promulgated under the Securities Exchange Act of 1934) of the Company and such other persons as the Board deems necessary or appropriate, and (4) perform such other duties as the Board may from time to time delegate to assist the Board in fulfilling its responsibilities. The Lead Director shall serve for a term of one year, and until his or her successor is elected and qualified or upon his or her earlier removal, resignation or death. If no Lead Director has been designated, the chairperson of the Nominating and Governance Committee shall preside as the chairperson at meetings or executive sessions of non-employee directors. The function of the Board in monitoring the performance of CEC's senior management is fulfilled by the presence of non-employee directors with significant business experience and substantive knowledge of CEC's business.

        Limitation of Service on Other Boards.    It is CEC's policy that directors advise the Chairman of the Board and the Chairperson of the Nominating and Governance Committee in advance of accepting an invitation to serve on the board of another public company. The Board shall determine if the director's potential service on the board of the other public company raises any conflicts of interest.

        Change in Principal Occupation.    It is CEC's policy that a director who retires from his or her major employment position, or whose position of employment materially changes, must volunteer to resign from the Board. This will provide an opportunity for the Board to review the continued appropriateness of the director's Board membership under the changed circumstances.

C.    Responsibilities of the Board of Directors

        CEC's Board represents stockholders' interest in perpetuating a successful business and optimizing long-term financial returns in a manner consistent with applicable legal requirements and ethical considerations. The Board is responsible for identifying and taking reasonable actions to help assure that CEC is managed in a way designed to achieve this result. Consistent with the importance of the Board's responsibilities, each director is expected to review the Company's business and public disclosures (including its filing with the Securities and Exchange Commission), to review in advance of Board meetings all related materials distributed to the Board and to attend and participate in meetings of the Board, meetings of any committee of which such director is a member and the Company's annual meeting of stockholders.

        Setting the Board Agenda; Board Materials.    The Chairman of the Board sets the agenda for Board meetings in collaboration with the Lead Director with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically for review and decision. The Chairman of the Board and Lead Director, or committee chairperson, as appropriate, shall determine the nature and extent of information that shall be provided regularly to the directors before each scheduled Board or committee meeting. Board materials relating to agenda items are to be provided to directors sufficiently in advance of Board meetings to allow the directors to prepare for discussion of the items at the meeting. Any member of the Board may request at any time that an item be included on the agenda, or that information be included in pre-meeting materials.

        Meetings of Non-Employee Directors.    The Board will meet in executive session of non-employee directors without management present at least two times per year. The non-employee directors may meet without management present at such other times as determined by the Lead Director or by any two non-employee directors.

        Board Self-Evaluation.    The Board, under the direction of the Nominating and Governance Committee, shall perform an annual self-evaluation in an effort to assure the ongoing effectiveness of the Board. The Board shall evaluate the conclusions of the annual self-evaluation and determine if changes to the Company's governance structure are appropriate.

D.    Director Orientation and Education Programs

        It is CEC's policy to assist the Board by providing an appropriate orientation program for new directors, which is designed both to familiarize new directors with the full scope of CEC's business and to assist them in developing and maintaining skills necessary and appropriate for the performance of their responsibilities. CEC also encourages ongoing education for its directors, including formal and accredited director education programs. It is CEC's policy that committee chairpersons attend one or more accredited director education programs annually.

E.    Communications with the Board of Directors

        Stockholders or other interested parties may communicate with the Board by sending a letter to CEC Board of Directors, c/o The Office of the Secretary, Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195. The Office of the Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members.

F.     Director Access to Senior Management

        Non-employee directors are encouraged to contact CEC's senior managers without other senior management present. Members of senior management shall continue to attend portions of Board meetings on a periodic basis to provide directors with exposure to the management group and to allow directors to obtain a more detailed understanding of the Company's business.

G.    Succession Planning

        Succession planning for CEC's senior management positions is critical to CEC's long-term success. The Nominating and Governance Committee shall annually review CEC's succession plans and report on them to the Board. The Nominating and Governance Committee shall also perform an annual succession planning process for the position of Chief Executive Officer, although this does not mean that it must at all times have selected a particular individual as the designated successor. The Chief Executive Officer shall participate in this process by providing the Nominating and Governance Committee with recommendations or evaluations of potential successors and identifying any development plans that the Chief Executive Officer recommends for such individuals. The Chief Executive Officer is expected to recommend to the Board on an ongoing basis one or more successors in the event of the unexpected inability of the Chief Executive Officer to continue to serve.

H.    Director Access to Independent Advisors

        The Board and its committees have the right at any time to retain independent outside financial, legal, accounting or other advisors.

I.     Audit Partner Rotation

        The Audit Committee shall ensure that the lead audit partners assigned by CEC's independent auditor, as well as the audit partner responsible for reviewing CEC's audit shall be changed at least every five years.

J.     Director Compensation

        Directors who are also CEC employees do not receive additional compensation for serving on the Board of Directors. The Nominating and Governance Committee has the responsibility for recommending to the Board compensation and benefits for directors. In discharging this duty, the Nominating and Governance Committee shall be guided by three goals: (1) compensation should fairly pay directors for work required in a company of CEC's operational size and scope; (2) compensation should align directors' interests with the long-term interests of stockholders; and (3) the structure of the compensation should be adequate to enable CEC to attract and retain well-qualified directors. The Nominating and Governance Committee reviews the compensation of directors periodically.

K.    Periodic Review

        These guidelines will be reviewed by the Board from time to time and may be modified as the Board considers necessary or advisable in accordance with sound corporate governance policies and practices.

        Adopted by the Board of Directors on October 14, 2004.

EXHIBIT B

CAREER EDUCATION CORPORATION

THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

CHARTER

        The primary purpose of the Audit Committee ("Committee") of the Board of Directors ("Board") is to assist the Board in fulfilling its oversight functions to the Company's stockholders, potential stockholders and the investment community relating to accounting, reporting practices, and the quality and integrity of the financial reports and other publicly disseminated financial information of the Company.

COMPOSITION

        The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be "independent," as required by applicable securities laws, rules and regulations, the rules of the NASDAQ National Market or of any securities exchange or market on which securities of the Company are listed, and any other applicable requirements. Each committee member shall also be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

        All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. At least one member of the Committee shall have accounting or related financial management expertise consisting of employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

        The Committee will meet four times per year, or more frequently as circumstances require at the discretion of the Committee. The Chairman of the Committee will approve the agenda for each meeting. Minutes of each meeting shall be recorded. In certain circumstances, the Chairman of the Committee may represent or act on behalf of the entire Committee. The Committee shall, after each meeting, report its activities, findings and conclusions to the full Board of Directors and shall ensure that the full Board of Directors is fully informed of the Company's accounting policies and related issues. Attendees at Committee meetings will generally include the Public Accountants, the Chief Financial Officer and the Controller, and any other member(s) of management or others who may provide pertinent information. The Committee will:

Financial Information and Reports

(1)
Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles ("GAAP").

(2)
Review and discuss with management the Company's year-end audited financial statements and related footnotes, and the opinion rendered by the Public Accountants prior to filing or distribution.

(3)
Discuss the results of the year-end audit separately with the Public Accountants and management prior to releasing year-end earnings in accordance with the quality of accounting policies and disclosures set forth in Statement on Auditing Standards No. 61.

(4)
Prepare any audit committee reports or other audit committee related disclosure, in filings with the Securities and Exchange Commission or otherwise, required by applicable securities laws, rules and regulations or by the rules of any securities exchange or market on which securities of the Company are listed, including a report to be included in the Company's Annual Stockholders Meeting Proxy Statement stating whether the Committee has (i) reviewed and discussed the audited financial statement with management, (ii) discussed with the Public Accountants the matters required to be discussed by Statement on Auditing Standards No. 61, (iii) received from the Public Accountants disclosures regarding their independence required by Independence Standards Board Standard No. 1 and (iv) discussed with the Public Accountants their independence. The Proxy Statement shall also contain a statement as to whether the Committee members are independent and that the Committee has adopted a charter.

(5)
Review and discuss with the Public Accountants the scope and results of testing done by the Public Accountants to support their attestation report required under Section 404 of the Sarbanes-Oxley Act of 2002.

(6)
Review significant financial reports to be released to the public, or filed with the Securities and Exchange Commission, prior to such distribution or filing.

(7)
Review with financial management and the Public Accountants the Company's earnings releases prior to their dissemination and to the extent there are significant accounting matters in a quarter, discuss such matters with the Public Accountants.

(8)
Review with the Public Accountants and Management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

Public Accountants

(1)
Be directly responsible for the appointment, compensation, retention and oversight of the work of the Public Accountants, including resolution of disagreements between management and the Public Accountants regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Public Accountants shall report directly to the Audit Committee.

(2)
Review and approve the annual audit plan and fees of the Public Accountants.

(3)
Review the Public Accountant's independence and objectivity at least once annually by (i) inquiring into matters such as all relationships between the Public Accountant and the Company and (ii) reviewing disclosures from the Public Accountant regarding their independence as required by Independence Standards Board Standard No. 1.

(4)
Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided. The Committee may discharge the Public Accountants when circumstances warrant.

Risk Management and Controls

(1)
Inquire of management and the Public Accountant about significant risks or exposures and assess the steps which management has taken to minimize such risks and monitor control of these areas.

(2)
Review with the Public Accountant, the Chief Financial Officer, Controller and Director of Internal Audit their findings on the adequacy and effectiveness of internal controls and their recommendations for improving the internal control environment. Particular emphasis shall be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

(3)
Conduct private sessions after each regular Committee meeting with the Public Accountant, the Chief Financial Officer and Controller, the Director of Internal Audit, the Senior Vice President of Compliance, and any other party or person so as to ensure that information is adequately flowing to the Committee.

(4)
Review with the Chief Financial Officer and Controller the annual audit plan, significant findings from specific audits and the coordination of audit coverages with the Public Accountant.

(5)
Periodically review with the Company's legal counsel any matters that could have a significant impact on the Company's financial statements, such as compliance with laws and regulation, litigation, and inquiries received from governmental agencies and regulators.

(6)
Review and approve the appointment, replacement, reassignment, or dismissal of the Chief Financial Officer.

(7)
Annually review with the officer responsible for financial aid and regulatory affairs the results of financial aid audits.

(8)
Periodically conduct private sessions with the officer(s) responsible for financial aid and regulatory affairs to discuss significant financial aid and other regulatory issues.

Internal Audit

(1)
Periodically review with management and the Director of Internal Audit the charter, plans, activities, staffing, and organizational structure and effectiveness of the internal audit function.

(2)
Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the Director of Internal Audit.

(3)
On a regular basis, meet separately with the Director of Internal Audit to discuss any matters that the Committee or internal audit believes should be discussed privately.

Complaints

(1)
Maintain and monitor the Company's procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and periodically review the same to determine if any improvements are necessary or desirable.

(2)
Maintain and monitor the Company's procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters, and periodically review the same to determine if any improvements are necessary or desirable.

General

(1)
Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

(2)
Retain independent counsel, accountants, or others, as it determines necessary to carry out its duties and approve fees of such advisors.

(3)
Determine appropriate funding, which the Company shall provide, for payment of: (i) compensation to the Public Accountant engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

(4)
Perform such other functions assigned by law, the Company's charter or bylaws, or the Board of Directors.

(5)
The Committee will review and reassess the adequacy of the Committee Charter annually and recommend changes, if any, to the Board.

LIMITATIONS

        While the Committee has the functions set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The Company's management is principally responsible for Company accounting policies, the preparation of the financial statements and insuring that the financial statements are prepared in accordance with generally accepted accounting principles. The Company's independent accountants are responsible for auditing and attesting to the Company's financial statements and understanding the Company's system of internal control sufficient to plan and to determine the nature, timing and extent of audit procedures to be performed. The responsibility to plan and conduct audits is that of the Company's independent accountants.

        In its oversight capacity, the Committee is neither intended nor equipped to guarantee with certainty to the full Board and stockholders the accuracy and quality of the Company's financial statements and accounting practices. Nor is it the duty of the Committee to assure the Company's compliance with laws and regulations. The primary responsibility for these matters also rests with the Company's management. The Committee can do no more than rely upon information it receives, questions and assesses in fulfilling its functions.

PROXY	PROXY
CAREER EDUCATION CORPORATION
Proxy Solicited on Behalf of the Board of Directors For The Annual Meeting of Stockholders—May 20, 2005

The undersigned appoints Thomas B. Lally and John M. Larson, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Career Education Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on May 20, 2005, or at any adjournment or postponement thereof. The undersigned hereby revokes ALL previous proxies given to vote at the Annual Meeting of Stockholders to be held on May 20, 2005, or at any adjournment or postponement thereof.
Unless otherwise marked, this proxy will be voted FOR the election of the nominees named in Proposal No. 1 and FOR Proposal No. 2.
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on reverse side.)

CAREER EDUCATION CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY (x)

1.	Election of Directors—	For	Withhold	For All
	NOMINEES:	All	All	Except
	01 Dennis H. Chookaszian 02 Robert E. Dowdell	( )	( )	( )
03 Patrick K. Pesch
(Except nominee(s) written above.)
2.	Ratification of Auditors for fiscal year 2005.	For	Against	Abstain
		( )	( )	( )
3.	In their discretion on all other matters that may properly come before the meeting.
The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.
Dated: , 2005
Signature(s)
Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

• FOLD AND DETACH HERE •
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES
OTHER DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
OPTION GRANTS IN 2004
AGGREGATED OPTION EXERCISES IN 2004 AND YEAR-END 2004 OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF AUDITORS
MISCELLANEOUS AND OTHER MATTERS
  EXHIBIT A
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
CAREER EDUCATION CORPORATION PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY (x)